COMMERCIAL LEASE

THE ANGEBILT BUILDING – CO-LAB

ORLANDO, FLORIDA

TNI BIOTECH

SUITE 607

LEASE TABLE OF CONTENTS

ARTICLE NUMBER

INDEX OF EXHIBITS

COMMERCIAL LEASE

THE ANGEBILT BUILDING, SUITE 607

ORLANDO, FLORIDA

THIS LEASE, made as of April 1, 2014, by and between **THE NEW ANGEBILT CORPORATION**, a corporation organized in accordance with the laws of the State of Florida ("Landlord"), and **TNI BIOTECH** ("Tenant").

ARTICLE 1 - BASIC LEASE TERMS

For the purpose of this Lease, the following terms shall have the meanings set forth below:

1.1 Building. The Building (including the Leased Premises) known as The Angebilt Building, hereto together with all other buildings, structures, fixtures and other improvements located thereon from time to time. The Building and the Land are collectively referred to herein as the "Property".

1.2 Leased Premises. The floor space and interior wall and ceiling space of that portion of the Building located on the 6th floor, together with the nonexclusive right to use the Common Area as defined herein.

1.3 Lease Term. Lease term is Six (6) months beginning on the Commencement Date.

1.4 Commencement Date. The "Commencement Date" shall be April 1, 2014. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession.

1.5 Base Rent. The initial Base Rent commencing on April 1, 2014 is $600.00 plus tax is due upon lease execution. Tenant is also obligated to pay applicable sales tax with its payment of Base Rent unless Tenant presents Landlord with evidence of its exemption therefrom and confirms said exemption from time to time as Landlord may request. See Exhibit A for Rent Schedule.

1.6 Security Deposit and Last Month Rent. The Security Deposit is $300.00 and due upon lease execution. In addition to the base rent, tenant shall also be obligated to pay the last month rent of $0.00 plus applicable sales tax.

1.7 Addresses:

Landlord's Address	Tenant's Address
The New Angebilt Corporation	TNI BIOTECH
37 North Orange Avenue, Suite 760	37 North Orange Ave, SUITE 607
Orlando, Florida 32801	Orlando, Florida 32801

Landlord and Tenant, by written notice to the other may change from time to time the foregoing addresses, and Landlord, by written notice to Tenant, may notify Tenant from time to time of the appointment of a Building Manager and such Manager's address.

1.8 Permitted Use. Administrative and general office space.

1.9 Common Areas. Such areas, lobbies, restrooms, elevators, staircases, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, and all other areas situated on or in the Property which are designated by Landlord, from time to time, for use by all tenants of the Property in common.

1.10 Lease Year. Each succeeding six (6) month period commencing with the first day of the first full calendar month of the Lease Term.

1.11 Intentionally Left Blank.

1.12 Intentionally Left Blank.

1.13 Guarantor. The guarantor of Tenant's obligations under this Lease pursuant to the Guaranty of Lease, if any, executed for the benefit of Landlord. Said Guarantor is, as of the date of execution hereof: **N/A**.

ARTICLE 2 - GRANTING AND RENT PROVISIONS

2.1 Grant of Premises. In consideration of the obligation of Tenant to pay the rent and other charges as provided in this Lease and in consideration of the performance by Tenant of the other terms and provisions of this Lease, Landlord hereby leases the Leased Premises to Tenant during the Lease Term, subject to the terms and provisions of this Lease.

2.2 Base Rent. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.5 of this Lease, which amount shall be payable to Landlord at the address shown above or at such other address that Landlord in writing shall notify Tenant. One (1) monthly installment of rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month following the Commencement Date during the term of this Lease, without demand, offset or deduction; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

2.3 Additional Rental. N/A

2.4 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment is not received by Landlord on or before the fifth (5th) day after the date the rent is due, or if any other payment hereunder due Landlord by Tenant is not

received by Landlord on or before the fifth (5th) day following the date Tenant was invoiced, a late payment charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

2.5 Security Deposits. The security deposit set forth in Section 1.6 (if any) shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default hereunder by Tenant, and shall be held by Landlord without payment of any interest thereon. The Security Deposit may be assigned and transferred by Landlord to the successor in interest of Landlord and, upon acknowledgment by such successor of receipt of such security and its assumption of the obligation to account to Tenant for such security in accordance with the terms of this Lease, Landlord shall thereby be discharged of any further obligation relating thereto. Within a reasonable time following the expiration of this Lease, and conditioned upon Tenant's compliance with the terms hereof, Landlord shall return the Security Deposit to Tenant.

2.6 Relocation Option. If Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Property designated by Landlord, provided such other space is of equal or larger size than the Leased Premises. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.2 of this Lease. This Section shall only apply to tenants leasing 3,500 square feet or less.

ARTICLE 3 - OCCUPANCY, USE AND OPERATIONS

3.1 Use and Operation of Tenant's Business. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose set forth in Section 1.8. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Tenant shall in good faith continuously throughout the Lease Term conduct and carry on its business in the entire Leased Premises. Tenant and its employees and customers shall have the nonexclusive right to use the Common Areas in common with Landlord, other tenants of the Property and other persons designated by Landlord, subject to reasonable rules and regulations governing use that Landlord from time to time prescribes. Tenant shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action, which would interfere with the rights of other persons to use the Common Areas. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in

the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property.

3.2 Signs. Landlord will furnish a **required** door sign for $44.00 at Tenant's expense. A lobby directory will be provided on Tenant's floor, which will list Tenant's name & company information at Landlord's expense.

3.3 Compliance with Laws, Rules and Regulations. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises. Tenant shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Tenant will comply with the rules and regulations of the Property as adopted by Landlord from time to time; a copy of the current Rules and Regulations is set forth on a schedule attached to this Lease. If Tenant is not complying with such rules and regulations, if Tenant is in any way not complying with this Article 3, then, notwithstanding anything to the contrary contained herein, Landlord may, at its election, enter the Leased Premises without liability therefor and fulfill Tenant's obligations. Tenant shall reimburse Landlord on demand for any expenses, which Landlord may incur in effecting compliance with Tenant's obligations, and agrees that Landlord shall not be liable for any damages resulting to Tenant from such action. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendment to the rules and regulations of the Property will be forwarded by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

3.4 Inspection. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial services or any other service to be provided by Landlord, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property if such alterations, improvements or repair are reasonably required by any governmental entity or deemed reasonably necessary by Landlord. Whenever practicable, Landlord shall notify Tenant in advance of its intention to enter the Leased Premises. Tenant hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Tenant's business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby other than any loss or damage occasioned by the gross negligence or willful misconduct of Landlord or its agents. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

3.5 Personal Property and Rent Taxes. Tenant shall be liable for all applicable tangible personal property taxes levied against leasehold improvements, merchandise, personal property, trade fixtures of Tenant and all other taxable property located in the Leased Premises. If any such taxes for which Tenant is liable are levied against Landlord or

Landlord's property, Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable pursuant to the terms. Tenant shall pay when due any and all Florida sales taxes related to Tenant's use and operation of its business in the Leased Premises.

3.6 Parking. N/A

ARTICLE 4 - UTILITIES AND SERVICE

Subject to reasonable Building rules and regulations, Landlord shall provide electricity, water and elevator service on a twenty-four (24) hour basis, seven (7) days per week. Landlord shall provide or cause to be provided the mains, conduits and other facilities necessary to supply water, electricity, telephone service and sewage service to the Leased Premises. Landlord shall maintain plumbing and electrical lighting fixtures in the Leased Premises. Landlord shall provide routine maintenance, painting, plumbing and electric lighting service for all Common Areas and special service areas of the Property in the manner and to the extent deemed by Landlord to be standard. Landlord may, in its sole discretion, provide additional services not enumerated herein. Landlord shall not be liable for any interruption whatsoever in utility services furnished by it, which are due to Acts of God or Force Majeure. Moreover, Landlord shall not be liable for any interruption of such utility services, which continues during any reasonable period necessary to restore such service upon the occurrence of any of the foregoing conditions. Failure by Landlord to any extent to provide any services of Landlord specified herein or any other services not specified, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property (other than if caused by the gross negligence or willful misconduct of Landlord, its agents or employees), be construed as an eviction of Tenant, work an abatement of rent or relieve Tenant from fulfillment of any covenant in this Lease. If any of the equipment or machinery necessary or useful for provision of any utility services, and for which Landlord is responsible, breaks down, or for any cause ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs.

Landlord shall provide janitorial service to the Premises up to five (5) days per week (Monday - Friday), such service including but not being limited to vacuuming of all rugs, trash removal, cleaning of all restrooms and such other normal and routine janitorial services as are supplied in the operation and maintenance of a first-class office building.

The air conditioning and heating service to be provided by Landlord pursuant to the provisions of this Lease shall be adequate to maintain temperatures and humidity in the Premises at reasonably acceptable levels and Landlord shall be responsible for any and all repairs, replacements, and/or modifications required to the assure adequate service.

ARTICLE 5 - REPAIRS AND MAINTENANCE

Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises during the term of this Lease except as are set forth in this Article. Landlord shall maintain only the roof, foundation, parking and Common Areas,

including, without limitation, elevators and bathroom areas, and the structural soundness of the exterior walls. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease (other than if caused by the gross negligence or willful misconduct of Landlord, its agents or employees. At the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant. Landlord shall exercise diligence to avoid disruptions to Tenant's business.

ARTICLE 6 - ALTERATIONS AND IMPROVEMENTS

6.1 Construction. If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Landlord and/or Tenant in accordance with a separate "Leasehold Improvements Agreement" (herein so called) between Landlord and Tenant. Except as expressly provided in this Lease, or in the Leasehold Improvements Agreement (if any), Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and Tenant further waives any defects in the Leased Premises and acknowledges and accepts (1) the Leased Premises as suitable for the purpose for which they are leased and (2) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Landlord, Tenant shall deliver to Landlord a completed acceptance of premises memorandum in Landlord's prescribed form.

6.2 Tenant Improvements. Tenant shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord, which consent may in the sole and absolute discretion of Landlord be denied. Tenant shall furnish complete plans and specifications for any proposed alteration, addition or improvement for review and approval by Landlord. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Landlord upon the expiration or earlier termination of this Lease without credit to Tenant; provided, however, Landlord, at its option, may require Tenant to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, reasonable wear and tear excepted, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof and the interest of the Landlord shall not be subject to liens for improvements made by the Tenant. Tenant shall promptly cause any such liens that have arisen by reason or any work claimed to have been undertaken by or

through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and shall indemnify Landlord against losses arising out of any such claim (including, without limitation, legal fees and court costs).

6.3 Common and Service Areas. Landlord may close any part of the Common Area to make repairs or alterations but shall maintain reasonable access to the Leased Premises.

ARTICLE 7 - CASUALTY AND INSURANCE

7.1 Destruction. Tenant shall give Landlord immediate notice of any change or destruction to the Leased Premises by fire or other casualty. Following such damage or destruction to the Leased Premises, at Landlord's sole option, either (i) this Lease shall terminate, and, in such case, the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification, or (ii) this Lease shall not terminate, and Landlord shall proceed, to the extent of insurance proceeds actually received by Landlord after the exercise by any mortgagee of the Property of any option to apply proceeds against Landlord's debt to such mortgagee, with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. Landlord agrees to provide Tenant written notice of its decision within 45 days of Tenant's notice. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the Base Rent payable under this Lease during the period for which the Leased Premises are untenantable shall be reduced to an amount determined by multiplying the Base Rent that would otherwise by payable but for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. Landlord's obligation to rebuild or restore under this Section shall be limited to restoring the Leased Premises to substantially the condition in which the same existed prior to the casualty, exclusive of improvements for which Tenant is responsible under the terms of the Leasehold Improvements Agreement, if any, described above in Section 6.1, and Tenant shall, promptly, after the completion of such work by Landlord, proceed with reasonable diligence and at Tenant's sole cost and expense to restore those improvements for which Tenant is responsible under the terms of such Leasehold Improvements Agreement to substantially the condition in which the same existed prior to the casualty and to otherwise make the Leased Premises suitable for Tenant's use. If Landlord fails to substantially complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of Landlord's receipt of written notification by Tenant of the destruction, Tenant may at its option, terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist. For purposes of this Lease, a "working" day means every weekday, except for holidays recognized as such by Landlord.

7.2 Property Insurance. Landlord shall insure loss or damage to the Property. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of

Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements, which Tenant may construct on the Leased Premises. Tenant at all times during the term of this Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Tenant's trade fixtures, furniture, supplier and all items of personal property of Tenant located on or within the Leased Premises. If an increase in any insurance premiums paid by Landlord for the Property is caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 1.8, or if Tenant vacates the Leased Premises and causes an increase in such premiums (and said vacating is deemed a default hereunder), Tenant shall pay to Landlord within ten (10) days after receipt of Landlord's invoice therefor, the amount of such increase, which shall be additional rent hereunder.

7.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding and to the extent allowed by law, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees, but only to the extent that such loss or damage is actually covered by insurance and only to the extent that the insured party has received insurance proceeds therefor. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

7.4 Hold Harmless. Landlord shall not be liable to Tenant or to Tenant's customers, employees, agents, guests or invitees, or to any other person whomsoever, for any injury to person or damage to property on or about the Leased Premises or the Common Area, other than injury or damage resulting from the gross negligence or willful misconduct or Landlord or its agents and employees, including but not limited to, consequential damage, (1) caused by any act or omission of Tenant, its employees, subtenants, licensees and concessionaires or of any other person entering the Property or the Leased Premises by express or implied invitation of Tenant, or (2) arising out of the use of the Leased Premises or the Property by Tenant, its employees, subtenants, licensees, concessionaires or invitees, or (3) arising out of any breach or default by Tenant in the performance of its obligations hereunder, or (4) caused by the improvements located in the Leased Premises becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Leased Premises or Property, or (5) arising out of the failure or cessation of any service provided by Landlord (including security service and devices), and Tenant hereby agrees to indemnify Landlord and be responsible for any liability, loss, expense or claim (including, but not limited to reasonable attorneys' fees) arising out of such damage or injury. Landlord shall not be liable to Tenant for any loss

or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, excepting only duly authorized employees and agents of Landlord acting within the scope of their authority. Further, Tenant specifically agrees to indemnify Landlord and be responsible for any and all damages or expenses of whatever kind arising out of or caused by a burglary, theft, vandalism, malicious mischief or other illegal acts performed in, at or from the Leased Premises.

7.5 Liability Insurance. Tenant shall at its expense obtain and keep in force during the term of this Lease comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, insuring both Landlord and Tenant against liability arising out of Tenant's use or occupancy of the Leased Premises, including without limitation the Common Areas and any other areas appurtenant thereto. Such insurance shall contain endorsements for the following coverages: (a) contractual liability insurance relating to all obligations of Tenant pursuant to this Lease, including its indemnification of Landlord and (b) employee liability. Landlord shall at its expense obtain and keep in force during the term of this Lease comprehensive general liability insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage.

7.6 Insurance Requirements. In the event the Tenant no longer insures itself through the State of Florida Self-Insurance Trust Fund, the following paragraph shall apply. All insurance policies or duly executed certificates for the same required to be carried by Tenant under this Lease, together with satisfactory evidence of the payment of the premium thereof, shall be deposited with Landlord on the date Tenant first occupies the Leased premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage. All insurance required to be carried by Tenant under this Lease shall be in form and content, and written by insurers acceptable to Landlord, in its sole discretion. All policies shall provide that they may not be terminated without thirty (30) days' prior written notice to Landlord. If Tenant shall fail to comply with any of the requirements contained relating to insurance, Landlord may obtain such insurance and Tenant shall pay to Landlord, on demand as additional rent hereunder, the premium cost thereof.

ARTICLE 8 - CONDEMNATION

If all or a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, this Lease shall at the option of Landlord, either (i) terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemnation authority, or (ii) this Lease shall not terminate and Landlord shall restore and reconstruct, to the extent of condemnation proceeds (excluding any proceeds for land) actually received after the exercise by any mortgagee of the Property of an option to apply such proceeds against Landlord's debt to such mortgagee, the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The Base Rent payable under this

Lease during the unexpired portion of the term shall be reduced to an amount determined by multiplying the Base Rent that would otherwise be payable for this provision by the ratio that the portion of the Leased Premises not rendered untenantable bears to the total net rentable area of the Leased Premises prior to the casualty. If Landlord fails to substantially complete such restoration and reconstruction within one hundred and eighty (180) working days of the date of physical possession by the condemning authority, Tenant may at its option terminate this lease by delivering written notice of termination to Landlord, whereupon all rights and obligations of this Lease shall cease to exist. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof), whether for the whole or a part of the Leased Premises, shall be the property of Landlord (whether such award is compensation for damaged to Landlord's or Tenant's interest in the Leased Premises), and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made to Tenant for loss of business or for taking of Tenant's fixtures and other property within the Leased Premises if a separate award for such items is made to Tenant.

ARTICLE 9 - ASSIGNMENT OR SUBLEASE

9.1 Assignment by Tenant, Landlord. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, which consent may not unreasonably withheld, and in no event shall any such assignment or sublease ever release Tenant or any Guarantor from any obligation or liability hereunder. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof. Notwithstanding the foregoing, Tenant may, without Landlord's approval, assign or sublet the Lease Premises or any part thereof, to any part occupying space as part of Tenant's "incubator program" or to any successor of Tenant resulting from a merger, consolidation, sale of acquisition of Tenant. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.2 Rights of Mortgagee, Estoppel Letters. Tenant accepts this Lease subject and subordinate to any recorded lease, mortgage or deed of trust lien presently existing, if any, or hereafter encumbering the Property and to all existing ordinances and recorded restrictions, covenants, easements, and agreements with respect to the Property. Landlord hereby is irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any mortgage or deed of trust lien hereafter placed on the Property. Upon any foreclosure of any such mortgage, or the sale or conveyance of the Property in lieu of foreclosure, or any other transfer of Landlord's interest in the Property, whether or not in connection with a mortgage, Tenant hereby does, and hereafter agrees to attorn to the purchaser at such foreclosure sale or to the grantee under any deed in lieu of foreclosure or to any other transferee of Landlord's interest, and shall recognize the purchaser, grantee, or other transferee as Landlord under this Lease, and no further attornment or other agreement shall be required to effect or evidence Tenant's

attornment to and recognition of such purchaser or grantee as Landlord hereunder. Such agreement of Tenant to attorn shall survive any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or any other transfer of Landlord's interest in the Property. Tenant, upon written request, at any time, before or after any such foreclosure sale, trustee's sale, conveyance in lieu thereof, or other transfer shall execute, acknowledge, and deliver to prospective transferee or mortgagee a Lease Subordination, Non-Disturbance and Attornment Agreement and any additional written instruments and certificates evidencing such attornment as mortgagee or other prospective transferee may reasonably require. Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging, and delivering any such instruments and certificates. Notwithstanding anything to the contrary implied in this Section, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as mortgagee in its discretion may consider appropriate. Tenant agrees to furnish, from time to time, within twenty (20) days after receipt of a written request from Landlord or Landlord's mortgagee, (a) a statement certifying, if applicable, all or some of the following: Tenant is in possession of Leased Premises; this Lease is in full force and effect; this Lease is unmodified (except as disclosed in such statement); Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one (1) month and will not be prepaid for more than one (1) month in advance; there is no existing default by reason of some act or omission by Landlord; Landlord has performed all inducements required of Landlord in connection with this Lease, including construction obligations, and Tenant accepts the Leased Premises as constructed; and (b) the following items: an acknowledgment of the assignment of rentals and other sums due hereunder to the mortgagee and agreement to be bound thereby; an agreement requiring Tenant to advise the mortgagee of damage to or destruction of the Leased Premises by fire or other casualty requiring reconstruction; an agreement by Tenant to give the mortgagee written notice of Landlord's default hereunder and to permit the mortgagee to cure such default within a reasonable time after such notice before exercising any remedy Tenant might possess as result of such default; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one (1) month's rent in advance.

ARTICLE 10 - LANDLORD'S LIEN

Tenant hereby agrees that all of the furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on or into the Premises shall be subject to the statutory lien as set forth in Florida Statute 83.08 (1997), and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise at the election of Landlord.

ARTICLE 11 - DEFAULT AND REMEDIES

11.1 Default by Tenant. The following shall be deemed to be events of default by Tenant under this Lease: (a) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease and fails to cure after five (5) days written notice; (b) Tenant shall abandon any substantial portion of the Leased Premises; (c) Tenant or any guarantor of Tenant's obligations hereunder shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due, or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder; (d) Tenant or any guarantor of Tenant's obligations hereunder shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises or the property; (f) the liquidation, termination, dissolution or (if the Tenant is a natural person) the death of Tenant or any guarantor of Tenant's obligations hereunder; or (g) Tenant shall be in default of any other term, provision or covenant of this Lease, and, other than specified in clause (a) above, such default is not cured within thirty (30) days after written notice thereof to Tenant.

11.2 Remedies for Tenant's Default. Upon the occurrence of any event of default set forth in this Lease, Landlord shall, in addition to any other rights or remedies available to Landlord under this Lease and under the laws of the State of Florida, have the option to pursue any one or more of the remedies set forth in this Section without any additional notice or demand:

(1) The Landlord may elect to declare the entire Rent for the balance of the term, or any part thereof, due and payable immediately.

(2) Landlord may elect, at any time subsequent to such default, by written notice to the Tenant, to terminate this Lease on the date specified in such notice of termination, and Tenant shall quit and surrender the Leased Premises to Landlord as if the term herein ended by the expiration of the time fixed herein, but Tenant shall remain liable as hereinafter provided.

Further, upon such default, whether or not Landlord shall elect to terminate this Lease, Landlord shall have the immediate right to re-enter the Leased Premises and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process, all of which Tenant expressly waives, and Landlord shall not be deemed guilty of trespass, or become liable for any loss or damage which may be occasioned thereby.

(3) Landlord may retake possession of the Leased Premises for the account of Tenant and may re-enter the Leased Premises, by summary proceedings or otherwise, and attempt to re-let the Leased Premises, or any part thereof, as Tenant's agent, in the name of Landlord, or otherwise to any tenant and upon such terms and conditions and for any use or purpose and for a term shorter or longer than the balance of the

term of this Lease, all as Landlord may deem appropriate. Should Landlord elect to re-enter or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may make such alterations and repairs as may be necessary in order to re-let the Leased Premises or any part thereof. Upon each such re-letting, all rentals received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness, other than Rent due hereunder, from Tenant to Landlord; second to the payment of any costs and expenses of such re-letting including brokerage fees and to costs of such alterations and repairs; third, to the payment of Rent due and unpaid hereunder, the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such re-letting during any month be less than that to be paid during that month by Tenant as set forth herein, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly, but to the extent permitted by law, Tenant shall not be entitled to any surpluses from such re-letting. Landlord shall recover from Tenant all damages it may incur by reason of Tenant's default, including the cost of recovering the Leased Premises and, including charges equivalent to Rent reserved in this Lease for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. Landlord’s failure to collect rent on re-letting, shall not affect Tenant's liability hereunder. In computing the net amount of rents collected through such re-letting, Landlord may deduct all expenses incurred in obtaining possession of and re-letting the Leased Premises, including legal expenses, attorneys' fees through the appellate level, brokerage fees, the cost of restoring the Leased Premises to good order, and the cost of all alterations and decorations deemed necessary by Landlord to effect re-letting.

(4) Landlord may retake possession of the Premises, or any part thereof, on its own behalf, without thereby relieving Tenant from any liability for damages accruing prior to such retaking. Or, Landlord may elect not to seek to re-enter any portion of the Leased Premises, without waiving its right to do so at any future time or its right to collect the rent due hereunder as and when the same shall become due and to continue to hold Tenant fully liable for all if its obligations hereunder.

(5) Landlord may treat the default as an anticipatory breach of this Lease and, in addition to retaking possession, may bring an action immediately for all damages resulting therefrom.

(6) In the event of a breach or threatened breach of any of the covenants or provisions hereof, Landlord shall have the further right to seek an injunction.

(7) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for specific performance of any covenant or agreement contained herein, or for the enforcement of any other legal or equitable remedy, including recovery of all monies due or to become due from Tenant under any of the provisions of this Lease.

(8) If Landlord exercises any of the remedies provided for in subparagraphs (1) through (6) hereinabove, Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full or complete license to do so being hereby granted by Tenant to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

(9) Upon an event of default resulting from Tenant's failure to pay Base Rent, additional rent or any other amount due hereunder, all sums past due shall bear interest as permitted under the laws of the State of Florida. Neither the accrual nor the payment of such interest shall be deemed to excuse or cure any breach, default or event of default hereunder. In the event that any interest paid or charged hereunder shall exceed the maximum allowed by law, then such rate so charged by Landlord shall be automatically reduced to the current maximum legal rate of interest, and Landlord shall promptly refund to Tenant the excess amount of interest paid over such maximum legal rate of interest.

(10) The rights, privileges, elections and remedies of Landlord under this Lease shall be cumulative, and Landlord shall have the right to exercise such remedies at any time and from time to time singularly or in combination. No termination of this Lease (whether upon an event of default or otherwise) shall be deemed to limit or negate Landlord's rights hereunder to indemnification from Tenant (or Tenant's insurance carriers) for any claim or liability asserted against or imposed upon Landlord, whether before or after the termination of this Lease, which is directly or indirectly based upon death, personal injury, property damage or other matters occurring prior to the termination hereof.

(11) The pursuit by Landlord of any particular remedy, whether specified herein or otherwise, shall, to the extent permitted by law, not preclude Landlord from pursuing any other remedy or remedies available to it at law in equity, all of which shall be deemed to be cumulative. If Landlord's re-entry is the result of Tenant's bankruptcy, insolvency, or reorganization, Landlord shall recover as liquidated damages, in addition to accrued rent and other charges, the full rental for the maximum period allowed by any act relating to bankruptcy, insolvency or reorganization. If Tenant abandons or vacates the Premises, or if Landlord re-enters the Premises pursuant to court order, any property left in the Premises by Tenant shall be deemed to have been abandoned by Tenant, and Landlord shall have the right to retain or dispose of such property in any manner without any obligation to account therefor to Tenant. Tenant, for itself and for all persons claiming through or under it, hereby waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises after a warrant to dispossess shall have been issued or after judgment in

an action for ejectment shall have been made and entered. The parties hereby waive trial by jury in an action, proceeding or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or claim of injury or damage. In the event of a breach by Tenant of any of the covenants or provisions hereof, Landlord shall have, in addition to any other remedies which it may have, the right to invoke any remedy allowed at law or in equity, including injunctive relief, to enforce Landlord's rights or any of them, as if re-entry and other remedies were not herein provided for. Notwithstanding anything in this Lease to the contrary, Landlord reserves all rights which any state or local laws, rules, regulations or ordinances confer upon a Landlord against a Tenant in default. This article shall apply to any renewals or extensions of this Lease. This agreement shall be deemed to have been made in the State of Florida and shall be interpreted, and the rights and liabilities of the parties herein determined, in accordance with the laws of the State of Florida.

Notwithstanding any other remedy set forth in this Lease, if Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, shall be canceled and the amount of the base rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease, including, without limitation, any sum due under Section 2.3 of this Lease. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by written notice of such termination to Tenant given in accordance with Section 12.7 below, and no other act or omission of Landlord shall be construed as a termination of this Lease.

11.3 Default by Landlord. If Landlord defaults in the performance of any term, covenant or condition required to be performed by Landlord under this Lease, Landlord shall have thirty (30) days following the receipt of written notice from Tenant specifying such default to cure such default, provided that if Landlord has commenced actions to cure such default within said thirty (30) day period, Landlord shall have all reasonable and necessary time to complete such cure, as long as Landlord is proceeding diligently and continuously.

11.4 Remedies for Landlord's Default. Upon the occurrence of any default set forth in this Lease and subsequent failure by Landlord to cure or commence actions to cure as provided in Section 11.3, Tenant shall, as Tenant's sole remedy, have the right to maintain an action against Landlord for specific performance or injunctive relief.

11.5 Intentionally Left Blank.

ARTICLE 12 - DEFINITIONS AND MISCELLANEOUS MATTERS

12.1 Abandon. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental or other payments due under this Lease.

12.2 Act of God or Force Majeure. An "Act of God" or "Force Majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections, and/or any other cause not reasonably within the control of Landlord or which by the exercise of due diligence Landlord is unable wholly or in part, to prevent or overcome. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed or prevented by an "Act of God", "Force Majeure" or by Tenant.

12.3 Waiver. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided hereunder or at law upon any event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord may collect and receive rent due from tenant without waiving or affecting any rights or remedies that Landlord may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of any action to re-enter the Leased Premises shall not be construed to be an election by Landlord to terminate this Lease.

12.4 Attorneys' Fees. If a party hereto defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent or other sums due or to become due or recovery of the possession of the Leased Premises, the prevailing party agrees to pay the other party's costs of collection, including reasonable attorneys' fees, whether suit is actually filed or not.

12.5 Successors. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.

12.6 Interpretations: Severability. The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (a) in the plural sense where there is more than one tenant and (b) to either corporations, associations,

partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The Laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from Tenant's obligation to perform each and every covenant and agreement of this Lease to be performed by Tenant.

12.7 Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord at the following address: The New Angebilt Corporation, 37 North Orange Avenue, Suite 760, Orlando, Florida 32801. All payments required to be made by Landlord to Tenant shall be payable to Tenant at Tenant's address set forth in Section 1.7. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.7 (or, in the case of Tenant, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Landlord being sent to Landlord's address as shown in Section 1.7. If Landlord designates a manager for the Building, the manager shall be a co-addressee with Landlord on all notices sent to Landlord by Tenant hereunder, and any notice sent to Landlord and not to manager, also, in accordance with this section shall be deemed ineffective.

12.8 Multiple Tenants. If this Lease is executed by more than one person or entity as "Tenant", each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Tenants shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Tenants thereto; and Landlord shall be entitled to rely on same to the extent as if all of the named Tenants had executed same.

12.9 Landlord's Liability. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title, and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

12.10 Time is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

12.11 Entire Agreement. It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to extrinsic documents, is the entire agreement of the parties, that there are, and were, no verbal representations, warranties, understandings, stipulations, agreement or promises pertaining to the subject matter of this Lease or of any expressly mentioned extrinsic documents that are not incorporated in writing in this Lease or in such documents.

12.12 Amendment. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

12.13 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose of or of any other kind arising out of this Lease, and there are no warranties which extend beyond those expressly set forth in this Lease. Without limiting the generality of the foregoing, Tenant expressly acknowledges that Landlord has made no warranties or representations concerning any hazardous substances or other environmental matters affecting any part of the Property, and Landlord hereby expressly disclaims and Tenant waives any express or implied warranties with respect to any such matters.

12.14 Waiver and Releases. Tenant shall not have the right to withhold or to offset rent or to terminate this Lease except as expressly provided herein. Tenant waives and releases any and all statutory liens and offset rights.

12.15 Radon Gas Disclosure. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Orange County, Florida, public health unit.

12.16 Exhibits. The Exhibits attached hereto are incorporated herein by reference. Tenant acknowledges that the terms of the agreements set forth in the exhibits are acceptable to Tenant.

12.17 Real Estate Broker. Tenant and Landlord represent and warrant that neither they nor any of their representatives, employees, or agents have dealt with or consulted any other real estate broker in connection with this Lease. Without limiting the effect of the foregoing, the Tenant and Landlord agree to indemnify and hold the other harmless against any claim or demand made by any other real estate broker or agents claiming to have dealt or consulted with them or any of their representatives, employees or agents contrary to the foregoing representations and warranty. Landlord is responsible for any broker commission.

ARTICLE 13 – COLAB ORLANDO TERM OF USE

1- Acceptance of Terms

The services CoLab Orlando provides to members, the undersigned (including but not limited to use of office space, access to Internet, copier, etc.), are subject to the following Term of Use. CoLab Orlando reserves the right to update the Term of Use at any time without notice to members.

2- Description of Services

CoLab Orlando may provide members with access to office space, work stations, internet access but Landlord cannot guarantee upload or download speed over Co-Lab's internet capability, equipment, conference room, knowledge resources and other services as CoLab Orlando may provide from time to time. Tenant is responsible for their own telephone services; **however VOIPs or vonage systems (or the like) are not permitted in the building due to its interferences with the building's existing internet capabilities.**

Tenant's Internet access is limited to one (1) megabits per second (Mb/s). This is not a guarantee of speed but an upper limit. Availability and reliability are subject to the constraints. Tenant can upgrade Internet access, subject to availability, by requesting from The New Angebilt Corporation. Upgrades will cost an additional $100/month for each addition Mb/s of bandwidth quota. Tenant may also obtain internet services of their choice at Tenant's sole expense. (The Services at all times are subject to the Term of Use.)

NOTE: CoLab will supply the actual printer only but tenants are responsible to furnish their own supplies (paper, drums, toners, etc.) to use all printers/fax machines.

3- No Unlawful or Prohibited Use

As a condition of your use of the services, members will not use the Services for any purpose that is unlawful or prohibited by these terms, conditions and notices. Members may not use the Services in any matter that could damage, disable, overburden, or impair any CoLab Server or the network(s) connected to any CoLab Server, or interfere to any other party's use and enjoyment of any Services. Members may not attempt to gain unauthorized access to any Services, or accounts, computer systems or networks connected to any CoLab server or to any of the services through hacking, password mining or any other means. Members may not obtain or attempt to obtain materials or information through any means not intentionally made available through the services.

Members hereby represent and warrant that you have all requisite legal power and the authority to enter into and abide by the terms and conditions of this Term of Use and no further authorization or approval is necessary. You further represent and warrant that your participation or use of the Services will not conflict with or result in any breach of any license, contract, agreement or other instrument or obligation to which you are party.

4- Use of Services

You agree that when participating in or using the Services, you will not:

a. Use the Services in connection with contests, pyramid schemes, chain letters, junk email, spamming or any duplicative or unsolicited message (commercial or Otherwise).

b. Defame, abuse, harass, stalk, threaten or otherwise violate the legal rights such as rights of privacy and publicity) of others.

c. Publish, post, upload, distribute, disseminate and inappropriate, profane, defamatory, obscene, indecent or unlawful topic, name, material or information on or Through CoLab Servers.

d. Upload, otherwise make available, files that contain images, photographs, software, or other material protected by intellectual property laws, including, by way of example and not as limitation, copyright or trademark laws (or by rights of privacy or publicity) unless you own or control the rights thereto or have received all necessary consent to do the same.

e. Use any material or information, including images or photographs, which are made available through the services in any manner that infringes any copyright, trademark, patent, trade secret or tier proprietary right of any party.

f. Upload the file(s) that you know, or reasonably should know, cannot be legally reproduced, displayed, performed and/or distributed in such manner;

g. Upload files that contain viruses , Trojan Horses, worms, time bombs, cancel bots, corrupted files, or any other similar software or programs that may damage the operation of another's computer or property of another;

h. Restrict or inhibit any other from using and enjoying the services.

i. Violate any code of conduct of other guidelines which may be applicable for any particular Services (Including the Building Rules- The New Angebilt Building).

j. Harvest or otherwise collect information about others, including email addresses, without the authorization or consent of the disclosing party.

k. Violate and applicable laws or regulations.

L. Create false applicable laws or regulations;

5- Privacy

CoLab Orlando reserves the right at all times to disclose information about you and your participation in and use of the services as CoLab Orlando deems necessary to satisfy and applicable law, regulation, legal process or governmental request, or to edit, refuse to post or to remove any information or materials in whole or in part, in CoLab Orlando's sole discretion.

6- Confidentiality

You Acknowledge and agree that during your participation in and use of the Services you may be exposed to Confidential Information. "Confidential Information" shall mean all

information, in whole or in part, that is disclosed by CoLab or any participant or user of the services or any employee, affiliate or agent thereof, that is nonpublic, confidential or proprietary in nature. Confidential Information also includes without limitation, information about the business, sales, operations, know-how, trade screws, technology, products, employees, consumer, marketing plans, financial information, services, business affairs, any knowledge gained through examination or observation of or access to the facilities, computer systems and/or books and records of CoLab, any analyses, compilations, subdues or other documents prepared by CoLab or otherwise derived in any manner from the confidential information and any information that you are obligated to keep confidential or know or has a reason to know should be treated as confidential.

a. Your participation in and/or use of the services obligates you or:
b. Maintain all confidential information in strict confidence;
c. Not to disclose confidential Information to any third parties;
d. Not to use the Confidential Information in any way directly or indirectly detrimental to CoLab or any participant or user of the services.

All confidential Information remains the sole and exclusive property of CoLab or the respective disclosing party. You Acknowledge and agree that nothing in this Term of Use or your participation or use of the Services will be construed as granting any rights to you, by license or otherwise or any Confidential Information or any patent, copyright or other intellectual property or proprietary rights of CoLab or any participant or user of the services.

7- Participation in or Use of the Services

You acknowledge that you are participating in or using the Services at your own free will and decision. You acknowledge that CoLab does not have any liability with respect to your access, participation in, use of the Services, or any loss of information resulting from such participation or use.

8- Disclaimer of Warranties

To the maximum extent permitted by applicable law, CoLab provides the services "As Is" and with all faults, and hereby disclaim with respect to the services all warranties and conditions, whether expressed, implied or statutory, including, but not limited to, any (if any) warranties, duties, or conditions of or related to: Merchantability, fitness for a particular purpose, lack of viruses, accuracy or completeness of responses, results workmanlike effort and lack of negligence, also there is not warranty, duty or condition of title, quiet enjoyment, quiet possession, correspondence to description or non- infringement the entire risk as to the quality or arising out of participation in or the use of the services, remains with you.

Exclusion of Incidental, Consequential and Certain Other Damages To the minimum extended permitted by applicable law, in no event shall CoLab or its subsidiaries (whether or not wholly-owned), affiliates, divisions, and their past, present and future offices, agents, shareholders, members, representatives, employees, successors and assigns, jointly and individually be liable for any direct, special, incidental, indirect, punitive, consequential or other damages whatsoever or including but not limited to damages for: loss of profits,

loss of confidential or other information, business interruption, personal injury, loss of privacy, failure to meet any duty (including of good faith or of reasonable care), negligence and any other pecuniary or other loss whatsoever, arising out of or in any way related to other pecuniary or inability to participate in or use of the services, provision of or failure to provide services, or otherwise under or in connection with any provision of this agreement, even in the event of the fault, tort (including negligence) strict liability, breach of contract or breach of warranty of CoLab, and even if CoLab has been advised of the possibilities of such damages because some states/jurisdictions do not allow the exclusion or limitation of liability for consequential or incidental damages, the above limitation may not imply to you.

9- Limitation of Liability and Remedies

Notwithstanding any damages that you might incur for any reason whatsoever (including without limitation, all damages referenced above and all direct or general damages), the entire liability of divisions and their past, present and future offices, agents, shareholders, members, representatives, employees, successors and assignees under any provisions of this Term of Use and your exclusive remedy for all the foregoing shall be limited to actual damages incurred by you based on reasonable reliance up to ten dollars (USD$10). The foregoing limitations, exclusions and disclaimers (including sections 8 and 9 adobe) shall apply to the maximum extent permitted by applicable law, even if any remedy fails its essential purpose.

11- Termination

CoLab reserves the right to terminate any Services at anytime. CoLab further reserves the right to terminate your participation in and use of any Services, immediately and without notice, if you fail to comply with the Term of Use.

12- Severability

In the event that any provision or portion of this Term of Use is determined to be invalid, illegal or unenforceable for any reason, in the whole or in part, the remaining provisions of this Term of Use shall be unaffected thereby and shall remain in full force and effect to the fullest extended permitted by the applicable law.

13- Insurance

As required by the owner of 37 North Orange Avenue Suite 760, The New Angebilt Corporation carries liability and Business Property Insurance on behalf of CoLab.

As a user, members are not required but strongly suggested that they carry a Renters insurance policy to cover your own equipment while using our space. That policy may cover your current residence/office, as well as the premises of CoLab.

I hereby acknowledge that I have read and understood all of the terms and conditions contained in this Term of Use and further to be around to the Term of Use regarding my participation in and use of the Services.

EXECUTED effective as of the first day written herein.

LANDLORD
THE NEW ANGEBILT CORPORATION

Signature: Jacqueline Thomas
Jacqueline Thomas (Apr 1, 2014)

Printed Name: Jacqueline Thomas

Title: Property Manager

Date: Apr 1, 2014

TENANT
TNI BIOTECH

Signature: Noreen Griffin (Apr 1, 2014)

Printed Name: Noreen Griffin

Title: Chief Executive Officer

Date: Apr 1, 2014

EXHIBIT "A"
RENT SCHEDULE

1. Base Rent for Initial Term.

   (a). The Base Rent for the period of April 1, 2014 through September 30, 2015 shall be paid in equal monthly installments of $600.00 plus 6.5% tax ($39.00) = $639.00 due in full each month.

2. Sales and Use Tax

   During the Term of this Lease or any extension or renewal thereof, Tenant shall pay to Landlord concurrently with the payment of the monthly rental installment an additional sum equal to the "sales" or "use" tax levied by the State of Florida by reason of the occupancy of the Premises and the payment of rent by Tenant.



TNI BioTech Lease 4-1-14.pdf

EchoSign Document History April 01, 2014

Created:	April 01, 2014
By:	Kelly Wilson (kelly.wilson@tnibiotech.com)
Status:	SIGNED
Transaction ID:	X7II6HW7G5E3FXG

"TNI BioTech Lease 4-1-14.pdf" History

Document created by Kelly Wilson (kelly.wilson@tnibiotech.com)
April 01, 2014 - 9:00 AM EDT - IP address: 70.209.18.197

Document emailed to Noreen Griffin (noreen.griffin@tnibiotech.com) for signature
April 01, 2014 - 9:02 AM EDT

Document esigned by Noreen Griffin (noreen.griffin@tnibiotech.com)
eSignature hosted by Kelly Wilson (kelly.wilson@tnibiotech.com)
Signature Date: April 01, 2014 - 9:03 AM EDT - Time Source: server - IP address: 70.209.18.197 - Location: (28.5396, -81.3792)

Document emailed to Jacqueline Thomas (jthomas@realtrend.com) for signature
April 01, 2014 - 9:03 AM EDT

Document viewed by Jacqueline Thomas (jthomas@realtrend.com)
April 01, 2014 - 10:05 AM EDT - IP address: 75.112.163.67

Document esigned by Jacqueline Thomas (jthomas@realtrend.com)
Signature Date: April 01, 2014 - 1:23 PM EDT - Time Source: server - IP address: 75.112.163.67

Signed document emailed to Noreen Griffin (noreen.griffin@tnibiotech.com), Kelly Wilson (kelly.wilson@tnibiotech.com) and Jacqueline Thomas (jthomas@realtrend.com)
April 01, 2014 - 1:23 PM EDT

The New Angebilt Corporation
37 North Orange Avenue, Ste 760
Orlando, FL 32801-2423
Phone: 407-843-1111; Fax: 407-423-0025

AMENDMENT TO COMMERCIAL LEASE

THIS AMENDMENT TO COMMERCIAL LEASE; is entered into this 18th day of November 2015, by and between **THE NEW ANGEBILT CORPORATION** (Landlord) and **IMMUNE THERAPEUTICS, INC.** (Tenant).

WITNESSETH

WHEREAS, Landlord and Tenant wish to modify certain provisions of the Lease by execution of this amendment as set forth herein.

NOW THEREFORE. In consideration of the mutual covenants herein contained, Landlord and Tenant agree as follows:

1. **Timing:** January 1, 2016 through December 31, 2016
2. **Lease Terms:** Paragraph 1.3 is amended as follows:
Lease term shall be extended for twelve (12) months
3. **Rent:** $1236.00 plus tax $80.34 = $1,316.34 due each month

ALL OTHER TERMS AND CONDITIONS OF EXISTING LEASE REMAIN IN EFFECT

LANDLORD

THE NEW ANGEBILT CORPORATION

WITNESSES: [signature]

Signature: [signature]
Printed Name: DAN MUSSER
Title: PRESIDENT

TENANT

IMMUNE THERAPEUTICS, INC.

WITNESSES: [signature]

Signature: [signature]
Printed Name: Kelly Wilson
Title: Chief Technology Officer